October 11, 2012

Legg Mason Global Asset Management Trust

100 International Drive

Baltimore, MD 21202

Ladies and Gentlemen:

We have acted as counsel to Legg Mason Global Asset Management Trust, a Maryland statutory trust (the “Trust”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 49 (the “Post-Effective Amendment”) to the Trust’s registration statement on Form N-1A (File Nos. 333-162441; 811-22338) (the “Registration Statement”), registering an indefinite number of shares of beneficial interest in the series and classes of the Trust listed on Schedule A attached to this opinion letter (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Post-Effective Amendment. For purposes of rendering that opinion, we have examined the Post-Effective Amendment, the declaration of trust, as amended, and by-laws of the Trust, and the action of the trustees of the Trust that provides for the issuance of the Shares. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we also have relied on a certificate of an officer of the Trust. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion, as set forth herein, is based on the facts in existence and the laws in effect on the date hereof and is limited to the Maryland Statutory Trust Act and the Investment Company Act of 1940 that are applicable to the issuance of equity securities by registered open-end investment companies. We express no opinion with respect to any other laws.

Based upon and subject to the foregoing, we are of the opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment, will be validly issued, and (2) under the Maryland Statutory Trust Act, purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares.

Legg Mason Global Asset Management Trust

October 11, 2012

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares. We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment and to the reference to this firm’s name under the heading “The Fund’s Legal Counsel” in the statements of additional information filed as part of the Post-Effective Amendment. In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP

Attachment: Schedule A

Schedule A

Legg Mason Batterymarch U.S. Small-Capitalization Equity Portfolio

- Class A

- Class A2

- Class C

- Class FI

- Class R

- Class R1

- Class I

- Class IS

Legg Mason BW Global Opportunities Bond Fund

- Class A

- Class A2

- Class C

- Class C1

- Class FI

- Class R

- Class I

- Class IS

Legg Mason BW Diversified Large Cap Value Fund

- Class A

- Class A2

- Class C

- Class FI

- Class R

- Class R1

- Class I

- Class IS

Legg Mason Strategic Real Return Fund

- Class A

- Class A2

- Class C

- Class FI

- Class R

- Class I

- Class IS